Exhibit 99.1

Quantum Appoints Henk Jan Spanjaard as Chief Revenue Officer

Spanjaard Will Lead Global Sales Strategy and Execution as Company Seeks to Capitalize

on Improved Pipeline and Maximize Opportunities with its Expanding Product Portfolio

SAN JOSE, Calif. — November 16, 2023 — Quantum Corporation (NASDAQ: QMCO) (Quantum or the Company) today announced the appointment of Henk Jan Spanjaard as its Chief Revenue Officer, effective November 9, 2023.

“Henk Jan has done an outstanding job in leading EMEA Sales since joining the Company three years ago,” said Jamie Lerner, Quantum’s president and chief executive officer. “With his demonstrated track record and expertise in global sales strategy and execution, we are excited for Henk Jan to step into this new role at a time when we see improved pipeline for our ActiveScale Cold Storage and DXI products and are poised to take advantage of market opportunities when our new Myriad product becomes generally available. I look forward to working with him to continue executing on our strategy to increase sales efficiency, product mix and revenue growth to further drive margin improvement and profitability across our business.”

Spanjaard, 57, brings more than three decades of experience improving sales execution and growing revenue – including developing new, profitable relationships at large enterprise customers and strategic channel partners – and has a strong track record of building and strengthening distributed sales teams and channel presence. He served as the Company’s Vice President, EMEA Sales beginning in July 2020. Prior to that, he held several technology sales leadership roles, including at DriveScale, A10 Networks, Inflobox, and NetApp.

Spanjaard said, “I am excited to take on this new role with Quantum. I believe we have a substantial opportunity ahead of us with our growing pipeline and expanding product portfolio, including our exciting new Myriad product. I look forward to applying the successful EMEA sales strategy to our entire global team and driving our growth in enterprise markets by leveraging the breadth and depth of our end-to-end product portfolio.”

Spanjaard will succeed John Hurley, who will transition out of the Company in December to pursue personal and philanthropic interests. Lerner said, “John provided invaluable sales leadership for Quantum at a critical time and assisted in transforming the inside sales organization. We thank him for his many contributions and wish him every success in his next endeavors.”

About Quantum

Quantum technology, software, and services provide the solutions that today’s organizations need to make video and other unstructured data smarter – so their data works for them and not the other way around. With over 40 years of innovation, Quantum’s end-to-end platform is uniquely equipped to orchestrate, protect, and enrich data across its lifecycle, providing enhanced intelligence and actionable insights. Leading organizations in cloud services, entertainment, government, research, education, transportation, and enterprise IT trust Quantum to bring their data to life, because data makes life better, safer, and smarter. Quantum is listed on Nasdaq (QMCO). For more information visit www.quantum.com.

Quantum and the Quantum logo are registered trademarks of Quantum Corporation and its affiliates in the United States and/or other countries. All other trademarks are the property of their respective owners.

Forward-Looking Information

The information provided in this announcement may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 (“Exchange Act”). These forward-looking statements are largely based on the Company’s current expectations and projections about future events affecting its business. Such forward-looking statements include, in particular, statements related to the anticipated benefits of the appointment of Henk Jan Spanjaard as the Company’s new Chief Revenue Officer; the improved pipeline for the Company’s ActiveScale Cold Storage and DXI products; market opportunities with the Company’s growing pipeline and expanding product portfolio, including the Myriad product; and the Company’s plans, objectives, strategy and intentions that are not historical facts generally.

These forward-looking statements may be identified by the use of terms and phrases such as “anticipates”, “believes”, “can”, “could”, “estimates”, “expects”, “forecasts”, “intends”, “may”, “plans”, “projects”, “targets”, “will”, and similar expressions or variations of these terms and similar phrases. Additionally, statements concerning future matters and other statements regarding matters that are not historical are forward-looking statements. Investors are cautioned that these forward-looking statements relate to future events or the Company’s future performance and are subject to business, economic, and other risks and uncertainties, both known and unknown, that may cause actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by any forward-looking statements.

These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected, including without limitation, the following: the risk that the transition to new sales leadership may not result in the anticipated benefits on the expected timeline, or at all; risks associated with executing the Company’s strategy; the development and transition of new products and services and the enhancement of existing products and services to meet customer needs; the acceptance of the Company’s products by its customers; and the Company’s response to emerging technological trends. See also other risks that are described in “Risk Factors” in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including its Annual Report on Form 10-K filed with the SEC for the fiscal year ended March 31, 2023, and any subsequent reports filed with the SEC. The Company does not intend to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law or regulation.

Investor Relations Contacts:

Shelton Group

Leanne K. Sievers | Brett L. Perry

P: 949-224-3874 | 214-272-0070

E: sheltonir@sheltongroup.com